AJ Robbins CPA, LLC

Certified Public Accountant

June 25, 2018

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE: SOLDINO GROUP CORP.

Dear Sir or Madam:

We have read Item  4.01 of Form  8-K dated June 25,  2018 of  SOLDINO GROUP CORP  (“the Registrant”)

and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

AJ Robbins, CPA LLC

aj@ajrobbins.com

3773 Cherry Creek North Drive, Suite 575 East, Denver, Colorado 80209

(B)303-331-6190   (M)720-339-5566   (F)303-845-9078